POWER OF ATTORNEY

            Know all by these present, that the
undersigned hereby constitutes and appoints each of John P. Butler,Jason Amello, Nicole R.
Hadas, and Andrea Paul signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1)        prepare, execute in the undersigned's
name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments
 thereto,and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule orregulation of the SEC;

            (2)        execute for and on behalf
 of the undersigned, in the undersigned's capacity as an officer and/or director or shareholder of Akebia Therapeutics, Inc.
the "Company"),Forms3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as
amended (the "Act"), and the rules thereunder;

            (3)        do and perform any and all
acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

            (4)        take any other action
of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood hat the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorneyshall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

            The undersigned hereby grants to each
attorney-in-factfull power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power ofsubstitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

            This Power of Attorney shall remain
in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of August 27, 2018.

By: /s/Cynthia Smith
Name: Cynthia Smith